Exhibit 99.1

MIMEDX ANNOUNCES LEADERSHIP CHANGES AND CORPORATE ACTIONS

•	Pete Petit Resigns as Chairman and Chief Executive Officer

•	Charles Evans Appointed Chairman of the Board

•	Bill Taylor Resigns as President and Chief Operating Officer

•	David Coles Appointed Interim Chief Executive Officer

•	Board and Management Take Decisive Action with Initiatives to Improve Corporate Compliance and Internal Operations

Marietta, Georgia, July 2, 2018 – The Board of Directors of MiMedx Group, Inc. (NASDAQ: MDXG), a leading developer and marketer of regenerative and therapeutic biologics, today announced that Parker H. “Pete” Petit has resigned from his roles as the Company’s Chairman of the Board and Chief Executive Officer but currently remains a director on the Board. MiMedx also announced that William C. “Bill” Taylor has resigned as President and Chief Operating Officer and as a member of the MiMedx Board.

These resignations, which follow the recent departures of the Company’s Chief Financial Officer and Corporate Controller and Treasurer, are based on the Board of Directors’ business judgment regarding the Company’s leadership and direction, and arise, in part, from information the Audit Committee has identified through its previously announced independent investigation. This investigation is ongoing and there may be other actions taken based, at least in part, on information from the investigation.

The MiMedx Board of Directors has named Charles R. Evans, previously the lead independent director, as Chairman of the Board, effective immediately.

Mr. Evans has been a member of the MiMedx Board of Directors since September 2012, and has over forty years of experience in the healthcare industry. He is a Fellow in the American College of Healthcare Executives, having previously served as Governor of the College from 2004 to 2007 and as Chairman Officer from 2008 to 2011. Additionally, in 2012, Mr. Evans attained the Board Leadership Fellow credential of the National Association of Corporate Directors.

The Board has also appointed David Coles to serve as MiMedx’s interim Chief Executive Officer.

Mr. Coles is a Managing Director with Alvarez & Marsal, a global professional services firm that advises and provides services to companies in areas that include corporate performance improvement, interim management, healthcare and corporate restructurings. He has extensive experience leading organizations on an interim basis and positioning companies for long-term success. Throughout his career, Mr. Coles has worked closely with executive teams at both public and private companies across a range of industries to drive business performance improvement and preserve and enhance shareholder value.

“The Board is confident that now is the right time for MiMedx to transition its leadership team as we look to the future and prepare our Company for its next chapter,” said Mr. Evans. “David brings years of valuable executive leadership and operational experience, and we are pleased to have him in this interim role at MiMedx, a global biopharmaceutical company serving clinicians and improving patients’ lives around the world.”

Mr. Coles commented, “I am honored to join MiMedx and look forward to working with my new colleagues as they continue to build on the Company’s market expansion and growth opportunities. MiMedx will remain focused on executing its strategy to deliver operational and clinical successes that are expected to drive long-term value creation.”

Edward J. Borkowski, MiMedx’s Executive Vice President and interim CFO, stated, “MiMedx has no outstanding debt, and currently has sufficient liquidity to fund all of our operational needs and planned business investment activities. The Company continues to implement operational improvements, expand its product pipeline, grow its business, and remains focused on healthcare providers and their patients. I look forward to partnering with David as we continue to execute our plan for the future.”

The Board of Directors has commenced a search to identify and evaluate internal and external candidates to serve as permanent CEO.

Update on Corporate Compliance and Operations Initiatives

The Board has taken a number of actions to promote accountability and strengthen oversight, and is supporting Company management in the development and implementation of measures to improve MiMedx’s accounting, corporate compliance and internal control practices. These initiatives include:

•	As noted in the Company’s June 7, 2018, press release, the MiMedx Board of Directors established an Ethics and Compliance Committee, which is comprised of independent directors Luis A. Aguilar and Neil S. Yeston, M.D.

•	The Company is also conducting a formal search for a permanent Chief Financial Officer and to fill the newly established executive positions of Chief Accounting Officer and Internal Auditor.

•	MiMedx has retained a leading, operationally focused finance and accounting consultancy firm to provide interim leadership for the Chief Accounting Officer, Corporate Controller and other financial roles.

•	The Company has begun to review Sarbanes-Oxley and other internal control policies and procedures, and has started the planning process to prepare restated prior-year financial statements.

Investigation Update

As previously announced, the Audit Committee of the Company’s Board of Directors concluded that the Company’s previously issued financial statements relating to each of the fiscal years ended December 31, 2012, 2013, 2014, 2015, and 2016, each of the interim periods within such years and each of the interim periods ended March 31, June 30 and September 30, 2017 should be restated. As a result, all communications and financial information with respect to the fourth quarter of 2017 and the first quarter of 2018 should no longer be relied upon, and the Company has withdrawn all prior financial guidance issued for 2018.

Also as previously announced, the Company received a subpoena last year from the Securities and Exchange Commission (SEC). The Company continues to provide documents in response to the subpoena. In parallel with the SEC’s investigation, the U.S. Department of Justice is also reviewing these matters. MiMedx continues to cooperate with these regulatory agencies.The Company does not intend to provide additional updates on the investigations until they are concluded or the Company determines that further disclosures are appropriate or necessary.

About MiMedx

MiMedx® is a leading biopharmaceutical company developing and marketing regenerative and therapeutic biologics utilizing human placental tissue allografts with patent-protected processes for multiple sectors of healthcare. “Innovations in Regenerative Medicine” is the framework behind the Company’s mission to give physicians products and tissues to help the body heal itself. The Company processes the human placental tissue utilizing its proprietary PURION® Process methodology, among other processes, to produce safe and effective allografts by employing aseptic processing techniques in addition to terminal sterilization. MiMedx has supplied over 1.3 million allografts to date for application in the Wound Care, Burn, Surgical, Orthopedic, Spine, Sports Medicine, Ophthalmic and Dental sectors of healthcare. For additional information, please visit www.mimedx.com.

Safe Harbor Statement

This press release includes forward-looking statements. Additional forward-looking statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “potential,” “will,” “preliminary,” and similar expressions, and are based on management’s current beliefs and expectations. Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements.

Actual results may differ from those set forth in the forward-looking statements. For more detailed information on the risks and uncertainties, please review the Risk Factors section of the Company’s most recent annual report or quarterly report filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and the Company assumes no obligation to update any forward-looking statement.

Contact:

Robert P. Borchert

Vice President, Investor Relations

770-651-9383

rborchert@mimedx.com